                                                                    Exhibit 11.1

                               THOMPSON PBE, INC.

        COMPUTATION OF NET INCOME PER COMMON AND COMMON EQUIVALENT SHARE

                                                                                THREE MONTHS ENDED
                                                                                     JUNE 30
                                                                                     -------
                                                                             1996              1995
                                                                             ----              ----
  Common stock outstanding, beginning of period ...................        8,663,421         6,346,268
  Exercise of stock options .......................................           29,017            58,756
  Retirement of stock used to pay for exercise of stock options ...               --           (13,078)
                                                                          ----------        ----------
  Common stock outstanding, end of period .........................        8,692,438         6,391,946
                                                                          ==========        ==========


PER SHARE DATA:
Weighted average shares outstanding during the period,
   assuming exercise of options and warrants ......................        9,159,427         6,933,833
Shares assumed to be repurchased under the treasury stock
  method at an assumed fair market value per share of $11.36
  and $15.97 at June 30, 1996 and 1995, respectively ..............         (325,412)         (266,353)
                                                                          ----------        ----------
Total shares used in computing Earnings Per Share data ............        8,834,015         6,667,480
                                                                          ==========        ==========


Net income available to
  common stockholders .............................................       $1,645,000        $2,095,000
                                                                          ==========        ==========


EARNINGS PER SHARE DATA:
Net income per common and common
  equivalent share ................................................       $     0.19        $     0.31




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
                                                                    Exhibit 11.1

                               THOMPSON PBE, INC.

        COMPUTATION OF NET INCOME PER COMMON AND COMMON EQUIVALENT SHARE

                                                                                         NINE MONTHS ENDED
                                                                                              JUNE 30
                                                                                              -------
                                                                                      1996               1995
                                                                                      ----               ----
  Common stock outstanding, beginning of period ............................        6,391,946          2,908,063
  Exercise of stock options ................................................           29,017             58.756
  Retirement of stock used to pay for exercise of stock options ............               --            (13,078)
  Issuance of common stock in connection with
   initial public offering .................................................                           2,450,000
  Issuance of common stock in connection with public offering ..............        2,271,475
  Conversion of convertible preferred stock ................................                             622,596
  Exercise of Heller stock warrant .........................................                             365,609
                                                                                   ----------        -----------
  Common stock outstanding, end of period ..................................        8,692,438          6,391,946
                                                                                   ==========        ===========

HISTORICAL PER SHARE DATA:
  Weighted average shares outstanding during the period,
   assuming exercise of options and warrants ...............................        9,154,084          6,473,069

  Shares assumed to be repurchased under the treasury stock
   method at an average fair market value per share of $13.95 and $13.78
   at June 30, 1996 and 1995, respectively .................................         (304,589)          (282,578)
                                                                                   ----------        -----------
  Total shares used in computing Historical Per Share data .................        8,849,495          6,190,491
                                                                                   ==========        ===========


  Income before extraordinary item .........................................       $3,546,000        $ 4,363,000
  Less: redemption of redeemable capital stock .............................                          (1,000,000)
  Less: dividends accrued on preferred stock and
     redeemable preferred stock ............................................                             (78,000)
                                                                                                     -----------
  Income available to common stockholders
      before extraordinary item ............................................                           3,285,000
  Extraordinary item - early extinguishment of debt ........................                            (445,000)
                                                                                   ----------        -----------
  Net income used in computing Historical Per Share data ...................       $3,546,000        $ 2,840,000
                                                                                   ==========        ===========

  Income per share before extraordinary item ...............................       $     0.40        $      0.53
  Extraordinary item - early extinguishment of debt ........................                         $     (0.07)
  Net income per share .....................................................       $     0.40        $      0.46




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